Exhibit 99.1
MEDIA CONTACT:
Katie McManus
(212) 500-4901
kmcmanus@scient.com

Bill Getch
Scient
(404) 279-4534
bgetch@scient.com




                Scient Inc. Announces New Chief Financial Officer


NEW YORK (December 31, 2001) Scient, Inc. (NASDAQ: SCNT) today announced the appointment of Jacques Tortoroli as its Chief Financial Officer where he will lead the company's financial and shareholder relations activities.

Mr. Tortoroli, 44, most recently served as the Chief Financial Officer of Young & Rubicam Inc. (Y&R) which he joined in 1998. While at Y&R Mr. Tortoroli played a key role as the company successfully completed an Initial Public Offering, a number of secondary offerings, as well as its merger with the London based WPP Group. Prior to joining Y&R, Mr. Tortoroli spent twelve years with PepsiCo. Inc., most recently as Vice President and Controller of Pepsi Cola International, and in earlier financial roles in Europe and in the company's New York headquarters. Mr. Tortoroli started his career with KPMG, spending eight years in the firm's New York and Brussels, Belgium offices.

"I am excited by the potential I see for Scient in a challenging marketplace," said Mr. Tortoroli. "The leadership team, capabilities and solutions offerings for clients in the e-services arena as well as the company's client roster all suggest to me a promising opportunity to deliver value for our clients."

"I am delighted that Jacques has decided to join Scient," said Christopher Formant, the company's President and Chief Executive Officer. "I believe his financial talents, breadth of experience and professional accomplishments will be tremendous assets to me, our leadership team and our colleagues as we pursue our marketplace and financial objectives."


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About Scient
Scient is a leading Experience Management Consultancy focused on the Financial Services, Health and Wellness, Products and Emerging Opportunities industries. Our mission is to transform our clients' businesses through Experience Management - the creation of multi-channel experiences that inspire and strengthen dynamic connections among people, businesses, channels and communities. Scient strategists, user experience experts and designers, engineers and technologists have delivered thousands of client engagements for some of the world's largest and most respected companies. Founded in 1996, Scient is headquartered in New York, and has offices in London and in key regions throughout the United States. For more information, please go to www.scient.com or call (212) 500-4900.

Forward Looking Statements:
Statements made in this press release other than those containing historical information should be considered as forward-looking statements and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Scient wishes to caution readers that results and events subject to


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forward-looking statements could differ materially because, among other things, of the following factors: known and unknown risks, uncertainties, and other factors that may cause Scient's or its industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements; the demand for Scient's services, Scient's ability to obtain additional projects with existing or new clients, Scient's ability to provide services to existing and new clients, the sufficiency of Scient's sales and marketing teams, future growth, absence of long-term contracts with clients, key management and employee retention, competition, and technological advances; and, other factors identified in Scient's filings with the Securities and Exchange Commission, including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC.


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